Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 25, 2023, by and between Longevity Biomedical, Inc., a Delaware corporation (the “Company”), Denali Capital Acquisition Corp., a Cayman Islands exempted company with limited liability (the “Purchaser”), and Denali Capital Global Investment LLC, a Cayman Islands limited liability company (the “Sponsor”). The Company and the Sponsor are sometimes referred to herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, as of the date hereof, the Sponsor “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of Class B ordinary shares, par value $0.0001 per share (the “Purchaser Class B Ordinary Shares”), of the Purchaser set forth opposite its name on Schedule I hereto (such shares of Purchaser Class B Ordinary Shares, together with any other ordinary shares of the Purchaser, the voting power over which is acquired by the Sponsor during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 6.1 hereof (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company, the Purchaser, Denali SPAC Holdco, Inc. (“Holdco”), Denali SPAC Merger Sub, Inc. (“Denali Merger Sub”), Longevity Merger Sub, Inc. (“Longevity Merger Sub”), and Bradford A. Zakes, solely in the capacity as Seller Representative thereunder, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Denali Merger Sub will merge with and into Purchaser, with Purchaser surviving as the wholly-owned subsidiary of Holdco (the “Denali Merger”), and (ii) Longevity Merger Sub will merge with and into the Company, with the Company surviving as the wholly-owned subsidiary of Holdco (the “Longevity Merger”, and together with the Denali Merger, the “Merger”).

WHEREAS, (i) as a result of the Denali Merger, each Purchaser Ordinary Share issued and outstanding immediately prior to the effective time of the Denali Merger will be converted into the right to receive one share of common stock of Holdco, par value $0.01 per share (“Holdco Common Stock”), and (ii) as a result of the Longevity Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Longevity Merger will be converted into the right to receive a certain number of shares of Holdco Common Stock (such transaction described in clauses (i) and (ii), together with the Merger and other transactions contemplated by the Merger Agreement, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Sponsor is executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. The Sponsor hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the shareholders of the Purchaser (and at any or all adjournments or postponements thereof), and in any action by written consent of the shareholders of the Purchaser requested by Purchaser’s board of directors or undertaken as contemplated by the Transactions, the Sponsor shall, if a meeting is called, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Sponsor shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any material respect of any representation, warranty, covenant, obligation or agreement of the Purchaser, Holdco, Denali Merger Sub, or Longevity Merger Sub contained in the Merger Agreement, (c) in favor of each of the proposals set forth in the Registration Statement / Proxy Statement, and (d) except as expressly set forth in the Registration Statement / Proxy Statement, against the following actions or proposals: (i) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement; or (ii) (A)  any amendment of the certificate of incorporation or bylaws of the Purchaser; (B) any change in Purchaser’s corporate structure or business; or (C) any other action or proposal involving Purchaser or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of Purchaser’s closing conditions or obligations under the Merger Agreement not being satisfied. The Sponsor agrees not to, and shall cause its affiliates not to, enter into any agreement, commitment or arrangement with any person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative (collectively, “Representatives”) of the Sponsor in his or her capacity as a Representative of the Purchaser. The Sponsor is executing this Agreement solely in such capacity as a record or beneficial holder of the Purchaser Class B Ordinary Shares.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Except as expressly set forth in the Merger Agreement or any other agreement, document or instrument ancillary thereto, the Sponsor agrees that during the Voting Period it shall not, and shall cause its affiliates not to, without the Company’s prior written consent (except to a permitted transferee, as set forth in Section 5(c) in that certain Letter Agreement, dated April 6, 2022, between the Purchaser and Sponsor (the “Insider Letter”), who agrees in writing to be bound by the terms of this Agreement), (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any Lien of any nature whatsoever with respect to any or all of the Subject Shares; (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the Sponsor’s ability to perform its obligations under this Agreement, or (v) redeem any Subject Shares in connection with the Transactions or otherwise participate in any such redemption by tendering or submitting any Subject Shares for redemption in connection with the Transactions. Notwithstanding the foregoing, the Sponsor may Transfer any Purchaser Ordinary Share to any partner, member, or affiliate of the Sponsor, in each case, in accordance with the terms of the Purchaser’s governing documents; provided, further, that such transferee of such Subject Shares evidences in a writing reasonably satisfactory to the Purchaser such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Sponsor.

(b) In the event of a stock dividend or distribution, or any change in the Purchaser Ordinary Shares or Purchaser Warrants by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares or Purchaser Warrants may be changed or exchanged or which are received in such transaction. The Sponsor agrees, while this Agreement is in effect, to notify the Company promptly in writing (e-mail being sufficient) of the number of any additional Purchaser Class B Ordinary Shares acquired by the Sponsor, after the date hereof.

(c) The Sponsor agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of the Sponsor contained in this Agreement inaccurate in any material respect. The Sponsor further agrees that it shall use its commercially reasonable efforts to cooperate with the Company to effect the transactions contemplated hereby and the Transactions.

(d) The Sponsor agrees, during the Voting Period, to notify the Company and the Purchaser promptly in writing of any changes in the Sponsor’s ownership of the Subject Shares or Purchaser Warrants.

Section 3.2 Standstill Obligations of the Sponsor. The Sponsor covenants and agrees with the Company that, during the Voting Period:

(a) The Sponsor shall not act in concert with any person to, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Purchaser Class B Ordinary Shares in connection with any vote or other action with respect to a business combination transaction, other than to recommend that shareholders of Purchaser vote in favor of (i) adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (ii) approval of each of the other proposals set forth in the Registration Statement / Proxy Statement, and (iii) any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement.

(b) The Sponsor shall not act in concert with any person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Share, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. The Sponsor agrees with, and covenants to, the Company that the Sponsor shall not request that Purchaser register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Share during the term of this Agreement without the prior written consent of the Company other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement, and the Purchaser agrees that it will not honor any such request from the Sponsor.

Section 3.4 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Registration Statement / Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Holdco, the Purchaser or the Company to any Governmental Authority or to securityholders of Purchaser) of the Sponsor’s identity and beneficial ownership of Subject Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Holdco, the Purchaser or the Company, a copy of this Agreement. The Sponsor will promptly provide any information reasonably requested by Holdco, the Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 3.5 Waiver of Antidilution Right. Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 10.1, 10.2 and 10.3 of the Merger Agreement, effective immediately prior to the Closing, the Sponsor hereby waives, in accordance with Section 17.4 of the Purchaser’s Amended and Restated Memorandum and Articles (adopted by Special Resolution dated April 6, 2022 and effective on April 6, 2022) (the “Memorandum and Articles”), any and all rights that any holder of Purchaser Class B Ordinary Shares has or will have under Section 17.3 of the Memorandum and Articles to receive, with respect to each Purchaser Class B Ordinary Share held by the Sponsor, more than one share of Holdco Common Stock upon automatic conversion of such Purchaser Class B Ordinary Shares in accordance with the Memorandum and Articles in connection with the consummation of the Transactions. Without limitation of the foregoing, upon the consummation of the Transactions, the Sponsor hereby acknowledges and agrees that pursuant to the Merger Agreement, each Purchaser Class B Ordinary Share shall automatically convert into one share of Holdco Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR

The Sponsor hereby represents and warrants to the Company as follows:

Section 4.1 Binding Agreement. The Sponsor (a) is a limited liability company duly organized and validly existing under the laws of the Cayman Islands and (b) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Sponsor has been duly authorized by all necessary corporate, limited liability or partnership action on the part of the Sponsor, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Sponsor’s name the number of all of the Subject Shares and the number of all of the Purchaser Warrants over which the Sponsor has beneficial ownership as of the date hereof. As of the date hereof, the Sponsor is the lawful owner of the Subject Shares and Purchaser Warrants denoted as being owned by the Sponsor on Schedule I and has the sole power to vote or cause to be voted such Subject Shares and, assuming the exercise of the Purchaser Warrants, the Purchaser Class A Ordinary Shares underlying such Purchaser Warrants. The Sponsor has good and valid title to the Subject Shares and Purchaser Warrants denoted as being owned by the Sponsor on Schedule I, free and clear of any and all pledges, charges, proxies, voting agreements, Liens, adverse claims, options and demands of any nature or kind whatsoever, other than those created by this Agreement, those imposed by the Insider Letter and those imposed by applicable Law, including federal and state securities Laws. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Sponsor pursuant to arrangements made by the Sponsor. Except for the Subject Shares and Purchaser Warrants denoted on Schedule I, as of the date of this Agreement, the Sponsor is not a beneficial owner or record holder of any (i) equity securities of the Purchaser, (ii) securities of the Purchaser having the right to vote on any matters on which the holders of equity securities of the Purchaser may vote or which are convertible into or exchangeable for, at any time, equity securities of the Purchaser, or (iii) options or other rights to acquire from the Purchaser any equity securities or securities convertible into or exchangeable for equity securities of the Purchaser.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Sponsor and the consummation by the Sponsor of the transactions contemplated hereby. If the Sponsor is a natural person, no consent of the Sponsor’s spouse is necessary under any “community property” or other Laws in order for the Sponsor to enter into and perform its obligations under this Agreement.

(b) None of the execution and delivery of this Agreement by the Sponsor, the consummation by the Sponsor of the transactions contemplated hereby or compliance by the Sponsor with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Sponsor, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Sponsor is a Party or by which the Sponsor’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair the Sponsor’s ability to perform its obligations under this Agreement in any material respect.

Section 4.4 Reliance by the Company. The Sponsor understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Sponsor.

Section 4.5 No Inconsistent Agreements. The Sponsor hereby covenants and agrees that, except for this Agreement, the Sponsor (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Sponsor’s Subject Shares inconsistent with the Sponsor’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Sponsor’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of the Sponsor contained herein untrue or incorrect in any material respect or have the effect of preventing the Sponsor from performing any of its material obligations under this Agreement.

Section 4.6. Sponsor Has Adequate Information. The Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Purchaser and the Company and its Subsidiaries (including the Targets) to make an informed decision regarding the Transactions and has independently and without reliance upon the Purchaser or the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that the Company has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Shares held by the Sponsor are irrevocable.

Section 4.7. Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of the Sponsor, threatened, against the Sponsor that would reasonably be expected to impair the ability of the Sponsor to perform the Sponsor’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Sponsor as follows:

Section 5.1 Binding Agreement. The Company is a corporation duly incorporated and validly existing under the Laws of the State of Delaware. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement, assuming due authorization, execution and delivery hereof by the Sponsor, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by any of the Parties, and neither the Company nor the Sponsor shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of the Company and the Sponsor, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement in accordance with this Section 6.1 shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII (other than the provisions of Section 7.13, which shall terminate) shall survive the termination, in accordance with this Section 6.1, of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement and the Merger Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

Section 7.2 Fees and Expenses. All Expenses incurred in connection with this Agreement, the Merger Agreement, and transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated, except as expressly provided otherwise herein or in the Merger Agreement.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties hereto. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Sponsor on behalf of itself, may each in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (b) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7.5 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail), with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Sponsor, to:

Denali Capital Global Investments LLC
437 Madison Avenue, 27th Floor

New York, New York 10022
Attn: Jiandong (Peter) Xu
Telephone No.: 646-978-5180
E-mail: peter.xu@denalicapitalacquisition.com

with copies (which will not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attn: David Ni
Telephone No.: (212) 839-5300
E-mail: dni@sidley.com

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, California 90067
Attn: Joshua G. DuClos
Telephone No.: (310) 595-9500
E-mail: jduclos@sidley.com

If to the Purchaser, to: Denali Capital Acquisition Corp. 437 Madison Avenue, 27th Floor New York, New York 10022 Attn: Lei Huang Telephone No.: 646-978-5180 E-mail: lei.huang@itradeup.com with copies (which will not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attn: David Ni
Telephone No.: (212) 839-5300
E-mail: dni@sidley.com

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, California 90067
Attn: Joshua G. DuClos
Telephone No.: (310) 595-9500
E-mail: jduclos@sidley.com

If to the Company, to:

Longevity Biomedical, Inc.
12100 NE 195th Street, Suite 150
Bothell, WA 98011
Attn: Bradford A. Zakes, President and CEO
Telephone No.: (425) 748-7529
E-mail: bzakes@cerevast.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

Section 7.6 Headings. The descriptive headings contained in this Agreement are included solely for convenience of reference only, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 7.8 Entire Agreement; Assignment. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Merger Agreement and Ancillary Documents to which the Parties hereto are parties, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties hereto, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

Section 7.9 Certificates. Promptly following the date of this Agreement, the Sponsor shall advise Purchaser’s transfer agent in writing that the Sponsor’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide Purchaser’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

Section 7.10 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 7.11 Construction; Interpretation. The term “this Agreement” means this Voting and Support Agreement together with the Schedule hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement, the Merger Agreement, or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or Orders) by succession of comparable successor statutes, regulations, rules or Orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 7.12 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the state of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New Castle County, Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 7.5. Nothing in this Section 7.12 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 7.13 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

Section 7.14 Waiver of Jury Trial. Each Party hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each Party hereto (a) certifies that no representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.14.

Section 7.17 Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

Section 7.18 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Sponsor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties. Without limiting the generality of the foregoing sentence, the Sponsor (a) is entering into this Agreement solely on its own behalf and, except as expressly set forth in this Agreement, shall not have any obligation to perform on behalf of any other holder of Purchaser Ordinary Shares or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Purchaser Ordinary Shares and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law. The Sponsor has acted independently regarding its decision to enter into this Agreement and regarding its investment in the Purchaser.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Purchaser, and the Sponsor have caused this Agreement to be duly executed as of the day and year first above written.

Longevity Biomedical, Inc.
By:	/s/ Bradford A. Zakes
	Name:	Bradford A. Zakes
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Company, Purchaser, and the Sponsor have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser
Denali Capital Acquisition Corp.
By:	/s/ Lei Huang
	Name:	Lei Huang
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Company, Purchaser, and the Sponsor have caused this Agreement to be duly executed as of the day and year first above written.

SPONSOR Denali Capital Global Investments LLC
By:	/s/ Jiandong (Peter) Xu
	Name:	Jiandong (Peter) Xu
	Title:	Manager

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Beneficial Ownership of Securities

Denali Capital Global Investments LLC	2,062,500 Purchaser Class B Ordinary Shares
510,000 Purchaser Class A Ordinary Shares (underlying 510,000 Purchaser Units)
510,000 Purchaser Warrants (underlying 510,000 Purchaser Units)

[Schedule I]